SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

CHECK THE APPROPRIATE BOX:

/ /  PRELIMINARY PROXY STATEMENT

/X/  DEFINITIVE PROXY STATEMENT

/ /  DEFINITIVE ADDITIONAL MATERIALS

/ /  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                             Movado Group, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                             Movado Group, Inc.
________________________________________________________________________________
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed
        pursuant to Exchange Act   Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration No.:

     3) Filing Party:

     4) Date Filed:

                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                               LYNDHURST, NJ 07071

                                 PROXY STATEMENT
                                 ---------------

                     INFORMATION CONCERNING THE SOLICITATION

      This proxy statement and the accompanying proxy are being furnished to shareholders of Movado Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used for voting at the Annual Meeting of shareholders of the Company to be held on Friday, June 14, 1996 at 10:00 A.M., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York and at any adjournments thereof (the "Annual Meeting"). It is expected that this proxy statement and the form of proxy will first be sent to shareholders on or about May 20,1996.

      At the Annual Meeting, the holders of the Company's Common Stock and Class A Common Stock (together the "Capital Stock") will be asked to consider and vote upon the following proposals:

   1. To elect six directors to serve until the next Annual Meeting and until their successors are elected and qualified;

   2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 31, 1997;

   3. To consider and vote upon the approval of the Company's 1996 Stock Incentive Plan which amends the Company's 1993 Employee Stock Option Plan;

   4. To consider and vote upon the approval of the Company's Amended and Restated Deferred Compensation Plan for Executives; and

   5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy will have the power to vote all proxies received, and not theretofore revoked, in accordance with the recommendations of the Board of Directors. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR the nominees for Directors identified below, FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal year 1997, FOR approval of the Company's 1996 Stock Incentive Plan and FOR the approval of the Company's Amended and Restated Deferred Compensation Plan for Executives.

      Abstentions will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which the abstention is indicated. Proxies returned by brokers as "non-votes" will neither be treated as present for purposes of determining the presence of a quorum nor counted as voting.

      Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

      The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

      The Board of Directors has fixed the close of business on May 13, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of the Capital Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date there were 3,418,731 shares of Common Stock outstanding and 2,572,950 shares of Class A Common Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Class A Common Stock is entitled to 10 votes. The holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting , present in person or represented by proxy, constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority in voting power, present in person or represented by proxy and entitled to vote, is required to approve the proposals described herein, except that the affirmative vote by such holders of a plurality in voting power is sufficient for the election of Directors.

                               SECURITY OWNERSHIP
                              OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Class A Common Stock and the Common Stock as of the Record Date (except as otherwise noted in footnotes 4, 5, 9 and 11), by (i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Class A Common Stock or of the outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer and (iv) all executive officers and directors as a group. Unless otherwise noted, all shares are beneficially owned by the persons indicated.

                                                PERCENT OF OUTSTANDING
                                                SHARES OF CAPITAL STOCK
                                                -----------------------

                                        SHARES OF
                                         CLASS A      SHARES OF
                                         COMMON        COMMON                           PERCENT OF
                                          STOCK         STOCK     CLASS A                 TOTAL
NAME AND ADDRESS OF                   BENEFICIALLY   BENEFICIALLY  COMMON   COMMON      VOTING
BENEFICIAL OWNER                          OWNED        OWNED       STOCK      STOCK      POWER(1)
- - ---------------------------------------------------------------------------------------------------
Margaret Hayes Adame (2) .............        --         1,000       --        *             *

Kenneth J. Adams (2) (3) .............        --         3,005       --        *             *

FMR Corp. (4) ........................        --       538,500       --        15.7%        1.8%(4)

Goldman Sachs Equity .................        --       751,300       --        21.9%        2.6%
Portfolios, Inc. (5)

Efraim Grinberg (2) (6) ..............     458,188      46,735      17.8%       1.4%       15.9%

Gedalio Grinberg (2) (7) .............   1,344,030      31,735      52.2%         *         46.2%

Sonia Grinberg (2) (8) ...............     537,819        --        20.9%         --        18.4%

Timothy F. Michno (2) ................        --             5     --              *       *

Oppenheimer Group, Inc. (9) ..........        --       178,300     --           5.2%       *

Donald Oresman (2) ...................       1,046        --       *               --      *

John Pistner (2) .....................       1,401           5     *               *       *

Leonard L.  Silverstein (2) (10) .....     264,898      17,506      10.3%          *        9.1%

Thomson Hortsmann & Bryant, Inc. (11)         --       320,300      --            9.3%      1.0%

All officers and  directors as a group   1,804,665      81,211      70.1%         2.4%     62.2%
(10 persons) (12)

- - ------------------

*     Denotes less than one percent.

(1) In calculating the percent of total voting power, the voting power of shares of Common Stock (one vote per share) and Class A Common Stock (10 votes per share) has been aggregated.

(2) The address of Messrs. Adams, E. Grinberg, G. Grinberg, Michno, Oresman, Pistner, and Silverstein and Ms. Hayes Adame and Mrs. Sonia Grinberg is c/o Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

(3) The total shares of Common Stock reported as beneficially owned by Mr. Adams includes 3,000 shares which he has the right to acquire by the exercise of options under the Company's 1993 Employee Stock Option Plan.

(4) In a joint filing on Schedule 13G dated February 14, 1996, under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), FMR Corp., through its wholly owned subsidiary, Fidelity Management and Research Company, and Edward C. Johnson 3d and Abigail P. Johnson each reported beneficial ownership of 538,500 shares of Common Stock as to which each such reporting person has sole dispositive power. Each reporting person reported having no shared dispositive power as to any of such shares nor any voting power, either sole or shared, as to any such shares. Each such reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of FMR Corp. and Mr. and Mrs. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) On February 14, 1996, in a joint filing on Schedule 13G under the Exchange Act, Goldman Sachs Equity Portfolios, Inc. on behalf of Goldman Sachs Small Cap Equity Fund ("GS Equity"), reported beneficial ownership of 721,700 shares of Common Stock as to which it has shared investment and voting power. The Goldman Sachs Group, L.P. ("Group") and Goldman, Sachs & Co. ("GS & Co.") each reported beneficial ownership of 751,300 shares of Common Stock, including the shares owned by GS Equity. Each of Group and GS & Co. reported that it has shared investment and voting power as to all 751,300 shares of Common Stock. None of Group, GS & Co. or GS Equity reported having sole voting or investment power as to any of the shares of Common Stock, and each reported in their Schedule 13G filing that all these shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company, or in connection with any transaction having such purpose or effect. The address of Group, GS & Co., and GS Equity is 85 Broad Street, New York, New York 10004.

(6) The total number of shares of Class A Common Stock beneficially owned by Mr. Efraim Grinberg includes an aggregate of 150,216 shares held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is sole trustee. As sole trustee, Mr. E. Grinberg has sole investment and voting power with respect to the shares held by such trusts. In addition, the amount of shares of Class A Common Stock reported for Mr. E. Grinberg includes an aggregate of 230,119 shares of Class A Common Stock held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is co-trustee with Mr. Leonard L. Silverstein. As a co-trustee, Mr. E. Grinberg has shared investment and voting power with Mr. Silverstein with respect to the shares of Class A Common Stock held by such trusts. The total number of shares of Common Stock owned by Mr. E. Grinberg includes 29,735 shares of Common Stock held under the Company's Employee Savings and Investment Plan ("401(k) Plan"), the trustees of which are Messrs. G. Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares. Mr. E. Grinberg disclaims beneficial ownership as to the 254,460 shares of Class A Common Stock held by the trusts for the benefit of his siblings of which he is trustee or co-trustee and of the 29,735 shares of Common Stock held under the Company's 401(k) Plan except to the extent of his pecuniary interest therein. The total number of shares of Common Stock owned by Mr. E. Grinberg also includes 16,000 shares of Common Stock which he has the right to acquire by the exercise of options under the Company's 1993 Employee Stock Option Plan.

(7) The total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg includes 34,779 shares of Class A Common Stock owned by the Grinberg Foundation, a non-profit corporation of which Mr. G. Grinberg, Sonia Grinberg and Mr. Leonard L. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. The total number of shares of Common Stock owned by Mr. G. Grinberg includes 29,735 shares of Common Stock held under the Company's 401(k) Plan, the trustees for which are Messrs. G. Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares. Mr. G. Grinberg disclaims beneficial ownership as to the 34,779 shares of Class A Common Stock owned by the Grinberg Foundation and the 29,735 shares of Common Stock owned by the Company's 401(k) Plan except to the extent of his pecuniary interest therein.

(8) The total number of shares of Class A Common Stock beneficially owned by Mrs. Sonia Grinberg includes 34,779 shares of Class A Common Stock owned by the Grinberg Foundation, a non-profit corporation of which Mr. G. Grinberg, Sonia Grinberg and Mr. Leonard L. Silverstein are the directors and officers and as to which shares all of whom have shared investment and voting power. Mrs. Grinberg disclaims beneficial ownership of the shares of Class A Common Stock owned by the Grinberg Foundation.

(9) In a filing on Schedule 13G under the Exchange Act dated February 1, 1996 Oppenheimer Group, Inc. ("OGI") reported beneficial ownership of 178,300 shares of Common Stock. OGI reported that it has shared voting and investment power with respect to all 178,300 shares of Common Stock. OGI reported having sole investment or voting power with respect to none of the shares of Common Stock and that all shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company, or in connection with any transaction having such purpose or effect. The address of OGI is Oppenheimer Tower, World Financial Center, New York, New York 10281.

(10) The total number of shares of Class A Common Stock beneficially owned by Mr. Leonard L. Silverstein includes an aggregate of 230,119 shares of Class A Common Stock held by several trusts for the benefit of Mr. G. Grinberg's three children, of which trusts Mr. Silverstein is co-trustee with Mr. E. Grinberg, with whom he has shared investment and voting power as to the shares held by such trusts. The total number of shares of Class A Common Stock reported for Mr. Silverstein also includes 34,779 shares of Class A Common Stock owned by the Grinberg Foundation, of which Mr. G. Grinberg, his wife and Mr. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. Mr. Silverstein disclaims beneficial ownership of the shares of Class A Common Stock held by the trusts and the Grinberg Foundation.

(11) Thomson Hortsmann & Bryant, Inc. ("TH&B"), in a filing under the Exchange Act on Schedule 13G dated January 12, 1996, reported beneficial ownership of 320,300 shares of Common Stock. TH&B reported that it has sole voting power with respect to 204,500 of such shares and shared voting power as to 5,200 of such shares. TH&B also reported that it has sole investment power as to 329,200 shares of Common Stock, shared investment power as to no such shares and that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of TH&B is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

(12) Excludes double counting of shares deemed to be beneficially owned by more than one person. Unless otherwise indicated, the individuals named have sole investment and voting power.

- - ------------------

                         ITEM 1 - ELECTION OF DIRECTORS

      Directors hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-laws provide that the number of directors constituting the Board may be changed by action of the Board of Directors, so long as the number is not less than three. The Board currently consists of six directors. All of the nominees, with the exception of Michael Bush, are members of the present Board of Directors. If any nominee for election to the Board of Directors of the Company should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

      The following table lists information with respect to the nominees for election as directors of the Company.

                    NAME            AGE              POSITION
                    ----            ---              --------
             Margaret Hayes Adame   56     Director

             Michael Bush           35     Executive Vice President
                                           and Chief Operating Officer

             Gedalio Grinberg       64     Chief Executive  Officer and
                                           Chairman
                                           of the Board of Directors

             Efraim Grinberg        38     President and Director

             Donald Oresman         70     Director

             Leonard  L.Silverstein 74     Director


     There are no family relationships between any of the Company's directors with the exception of Efraim Grinberg, who is the son of Gedalio Grinberg. There are no arrangements between any director and any other person pursuant to which any of them was elected director.

     Ms. Hayes Adame was elected to the Board of Directors of the Company on September 8, 1993. Ms. Hayes Adame is the President of Fashion Group International, Inc. which she joined in March 1993. From 1981 to March 1993, Ms. Hayes Adame was a senior vice president and general merchandise manager at Saks Fifth Avenue. She is also a member of the board of International Flavors & Fragrances, Inc.

      Mr. Bush joined the Company in August 1995 as Executive Vice President and Chief Operating Officer. From 1991 to 1995, Mr. Bush was the Senior Vice President, Marketing and Strategic Planning for Ross Stores, Inc., a California based retailer. Prior to assuming his position at Ross Stores, Mr. Bush was a Senior Consultant with Bain & Company, Inc., a strategic consulting firm which he joined in 1985.

      Mr. G. Grinberg founded the Company in 1961 and, since then, has served as the Company's Chairman and Chief Executive Officer.

     Mr. E. Grinberg joined the Company in June 1980 and served as the Company's Vice President of Marketing from February 1985 until July 1986, at which time he was elected to the position of Senior Vice President of Marketing. In 1988, Mr.
E. Grinberg was elected to the Board of Directors of the Company, and in June 1990, he was elected President and Chief Operating Officer. Mr. E. Grinberg also serves on the board of directors of the American Watch Association and the Jewelers' Security Alliance.

      Mr. Oresman has served on the Board of Directors of the Company since 1981. He was Executive Vice President and General Counsel of Paramount Communications, Inc., a publishing and entertainment company, from December 1983 until his retirement in March 1994. Prior to December 1983, Mr. Oresman was engaged in the practice of law as a partner of Simpson Thacher & Bartlett where he is now Of Counsel.

      Mr. Silverstein has served on the Board of Directors of the Company since 1975. He has been engaged in the practice of law at Silverstein & Mullens, Washington, D.C., for 38 years. Mr. Silverstein also serves as Vice President and Director of Tax Management, Inc., a wholly owned subsidiary of BNA, Inc., and a director of Chevy Chase Federal Savings Bank. He is a former Vice Chairman and currently honorary trustee of the John F. Kennedy Center for the Performing Arts, Past President of the Alliance Francaise of Washington, a director of the National Symphony Orchestra Association and a trustee of the White House Historical Association.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS
                  AND ITS COMMITTEES; DIRECTOR COMPENSATION

      Messrs. G. Grinberg and E. Grinberg serve on the Executive Committee of the Board of Directors. The Executive Committee of the Board of Directors has, in the intervals between meetings of the Board of Directors, all the authority of the Board of Directors except for those matters that the New York Business Corporation Law reserves to the full Board of Directors. The Executive Committee held no meetings during fiscal 1996.

      Ms. Hayes Adame and Messrs. Oresman and Silverstein serve on the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors reviews remuneration levels for executive officers of the Company, reviews significant employee benefits programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee is comprised solely of independent directors. The Compensation Committee held one meeting in fiscal 1996 and acted on two occasions by unanimous consent in lieu of meeting.

      Ms. Hayes Adame and Messrs. Oresman and Silverstein serve on the Audit Committee of the Board of Directors. The Audit Committee of the Board of Directors recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any significant accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. In addition, the Audit Committee meets periodically with the Company's Internal Audit staff with respect to internal control issues generally. The Audit Committee is comprised solely of independent directors. The Audit Committee held three meetings in the fiscal year ended January 31, 1996.

      The Board of Directors held five meetings during fiscal year 1996 and each director attended all such meetings of the Board of Directors and all the meetings held by all committees of the Board on which such director served.

      No executive officer of the Company receives any additional compensation for serving as a member of the Board of Directors or any of its committees. Directors who are not executive officers of the Company receive a fee of $3,000 for each Board meeting attended and $1,000 for each committee meeting attended.

          COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ( the "10% Stockholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ National Market. Officers, directors and 10% Stockholders of the Company are required by law to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received or written representations that no other reports were required, the Company believes that, during the last fiscal year, its officers, directors and 10% Stockholders complied with all filing requirements under Section 16(a) applicable to them with respect to their beneficial ownership of Capital Stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In August 1995, the Company hired Mr. Michael Bush as Executive Vice President and Chief Operating Officer. Pursuant to its offer of employment, the Company made a $150,000 interest free loan to Mr. Bush which, under the terms of a promissory note, is payable on or before August 29, 1997. So long as Mr. Bush remains at all times an employee of the Company, however, the unpaid principal amount of the note will be automatically reduced by $75,000 on August 28 ,1996 and by an amount equal to the then remaining outstanding balance on August 28, 1997. In the event his employment with the Company should, for any reason, terminate prior to August 29, 1997, then the entire unpaid balance then outstanding will become automatically payable as of the date of such termination.

      In fiscal 1996, the Company entered into an agreement with a trust which owns an insurance policy issued on the lives of the Company's Chairman and Chief Executive Officer and his spouse. The insurance policy provides for a death benefit of $27 million. The trustees of the trust are the three children of the Chairman and his spouse, namely, Efraim Grinberg, Alexander Grinberg, and Miriam Grinberg-Phalen. Under the agreement, the trust has assigned the insurance policy to the Company as collateral to secure repayment by the trust of interest free loans to be made annually by the Company to the trust in amounts sufficient for the trust to pay the premiums on the insurance policy (approximately $740,000 per annum). Under the agreement, the trust will repay the loans from the death benefit proceeds of the policy. At January 31, 1996 the Company had loaned the trust approximately $199,000 under this agreement.

                               EXECUTIVE OFFICERS

      For detailed information concerning Michael Bush, Gedalio Grinberg and Efraim Grinberg, see the listing for each under the heading "Election of Directors" above. The names of the other executive officers of the Company (and their respective ages as of the filing date of this report) are set forth below together with the positions held by each during the past five years.

               NAME            AGE               POSITION
               ----            ---               --------
       Kenneth J. Adams         38     Senior Vice President and
                                       Chief Financial Officer

       Timothy F. Michno        39     Secretary and General Counsel

       John Pistner             38     Senior Vice President - Sales

       Howard Regenbogen        66     Treasurer    and    Assistant
                                       Secretary

      Mr. Adams, who served as Corporate Controller since coming to the Company in December 1992, was elected Senior Vice President and Chief Financial Officer on April 14, 1995. Before joining the Company, Mr. Adams worked for twelve years at Price Waterhouse LLP where he progressed to the position of Senior Manager, serving clients in the international and middle market arenas.

      Mr. Michno joined the Company in April 1992 and since then has served as its Secretary and General Counsel. He has been engaged in the practice of law for the past 13 years, immediately prior to joining the Company and since 1986 as an associate at the New York firm of Chadbourne & Parke. From 1988 to 1991 he served as a resident outside counsel to American Brands, Inc., a consumer products company.

      Mr. Pistner has served as the Company's Senior Vice President - Sales since 1990. Mr. Pistner joined the Company in 1981 and previously served as Senior Vice President of Sales for the Movado brand and as a salesman and regional manager for the Concord brand.

      Mr. Regenbogen joined the Company in 1972 as its Controller and has served as Treasurer of the Company since 1987. From September 1994 until April 14, 1995 Mr. Regenbogen served, in addition, as the Company's Chief Financial Officer.

             ITEM 2 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

      The Board of Directors has appointed Price Waterhouse LLP to be the Company's independent accountants for the year ending January 31, 1997, subject to ratification of such appointment by the Company's shareholders. Price Waterhouse LLP has served as the Company's independent accountants since fiscal year 1977. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of shareholders. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                 ITEM 3 - PROPOSED 1996 STOCK INCENTIVE PLAN

      At the Annual Meeting, shareholders will be asked to consider and, if deemed advisable, to approve the Company's 1996 Stock Incentive Plan (the "1996 Plan") for certain officers, directors and key employees of the Company and its affiliates. The 1996 Plan is intended to amend and restate the 1993 Employee Stock Option Plan (the "1993 Plan"), which permitted only the award of options. The aggregate number of shares of the Company's common stock (the "Shares") available for issuance under the 1993 Plan is 500,000 Shares. Through March 1996, options for the purchase of a total of 462,000 Shares had been granted under the 1993 Plan.

SUMMARY OF THE 1996 PLAN
- - ------------------------

      The purpose of the 1996 Plan is to provide for certain officers, directors, and key employees ("Participants") of the Company and certain of its affiliates an incentive to maintain and enhance the performance and profitability of the Company.

      Under the 1996 Plan an additional 300,000 Shares would be available to be granted as incentive awards ("Awards") for a total of 800,000 Shares authorized for grants (subject to adjustment to avoid dilution). During the period in which the Plan is effective, the maximum number of Shares available for grants to any one Participant is 250,000.

      Awards may be options ("Options"), which may be ISOs or Non ISOs; stock appreciation rights granted in tandem with Options or designated portions thereof, or as independent Awards; or other Awards ("Other Share-Based Awards") that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of Shares. SARs or Other Share-Based Awards may be paid in Shares, cash or a combination thereof.

      The 1996 Plan will be administered by the Compensation Committee (the "Committee") of the Board. The Committee currently consists of three and will at all times consist of two or more "outside directors" as defined in Section 162
(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. To the extent necessary to comply with the rules promulgated under Section 16 of the Exchange Act, each member of the Committee shall be a "disinterested person" within the meaning of the Exchange Act. The Committee has the authority (i) to exercise all of the powers granted to it under the 1996 Plan, (ii) to construe, interpret and implement the 1996 Plan and any Award Agreements executed pursuant to the 1996 Plan, (iii) to prescribe, amend and rescind rules relating to the 1996 Plan, ( iv) to make any determination necessary or advisable in administering the 1996 Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the 1996 Plan.

      The per share exercise price of an Option may not be less than the fair market value of a Share on the date the Option is granted and Options cannot be exercised more than ten years from the date of grant. Subject to the provisions of the 1996 Plan, an Option or designated portion thereof may be exercised by payment of the exercise price in cash through the delivery of Shares with an aggregate fair market value on the date of exercise equal to the exercise price; with the consent of the Committee, through the withholding of Shares issuable upon exercise with an aggregate fair market value on the date of exercise equal to the exercise price; or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company or its designee an amount equal to the exercise price or by any combination of the above methods of payment.

      The Committee may grant a stock appreciation right in conjunction with an Option or designated portion thereof at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option. For purposes of determining the number of Shares available for grants, such a stock appreciation right shall not be deemed an independent Award. The exercise price per Share of a stock appreciation right may not be less than fair market value of a Share on the date the stock appreciation right is granted or, in the case of a stock appreciation right granted in conjunction with an Option or designated portion thereof, the exercise price per Share of the related Option.

      Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive with respect to each Share to which such stock appreciation right related an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the exercise price of the stock appreciation right.

      The Committee may grant, in its sole discretion, other Awards of Shares and Other Share-Based Awards. Certain of such Other Share-Based Awards ("Performance Based Awards") may be granted in a manner that is deductible by an affiliate of the Company under Section 162 (m) of the Code and may be based upon stock price, market share, sales, earnings per share, return on equity or costs.

      Each Award will be non-transferable during the lifetime of the Participant provided that in the event Section 16 of the Exchange Act ceases to require Awards to be non-transferable, the Committee may amend the 1996 Plan to provide for such transfers.

      The Board of Directors may suspend, amend or terminate the 1996 Plan, in whole or in part. No amendment may be made without the approval of the shareholders, however, if such approval is required by the rules under the Exchange Act, or by any regulatory authorities or stock exchanges. Furthermore, no amendment, suspension or termination of the 1996 Plan may, without the consent of a grantee, impair any of the rights or obligations under any Award previously granted to such Participant under the 1996 Plan.

         Awards under the 1996 Plan are authorized by the Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future. No options were granted under the 1993 Plan to any of the named executive officers for the fiscal year ended January 31, 1996. During fiscal 1996 an aggregate of 100,000 stock options were granted under the 1993 Plan to all executive officers as a group and an aggregate of 7,000 stock options were granted to all employees, other than executive officers, as a group.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
- - ---------------------------------------------

      With respect to the United States federal income tax consequences of the 1996 Plan, the Company has been advised as follows:

      ISOs. Under present law, a Participant will not realize taxable income
      ----
upon either the grant or the exercise of an ISO, and the Participant's employer will not receive an income tax deduction at either such time. If the participant does not dispose of Shares acquired upon exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of Shares will be taxed as long-term capital gain or loss. If the Participant, within either of the above periods, disposes of Shares acquired upon exercise of the ISO, the Participant will generally realize as ordinary income an amount equal to the lesser of (i) the gain realized by the Participant on such disposition or (ii) the excess of the fair market value of the Shares on the date of the exercise over the exercise price. In such event, the Participant's employer generally would be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Participant. Any gain in excess of such amount realized by the Participant as ordinary income would be taxed as short-term or long-term capital gain (depending on the holding period). The difference between the exercise price and the fair market value of the Shares at the time of ISO is exercised will be an adjustment in computing alternative minimum taxable income for the purpose of the alternative minimum tax imposed by Section 55 on the Code.

      Non-ISOs. Under present law, a Participant will not realize taxable income
      --------
upon the grant of a Non-ISO and the Participant's employer will not receive an income tax deduction at such time. Upon exercise of a Non-ISO, the Participant will generally realize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. Upon a subsequent sale of the Shares, the Participant will recognize short-term or long-term capital gain depending upon his or her holding period for the Shares. The Participant's employer is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant.

      Stock Appreciation Rights. Amounts received by the Participant upon the
      -------------------------
exercise of stock appreciation rights are taxed at ordinary rates when received. The Participant's employer is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant.

      Other Share-Based Awards. Amounts received by the Participant upon the
      ------------------------
grant of Other Share-Based Awards are ordinarily taxed at ordinary rates when received. However, if such Awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the Participant makes an election under Section 83 (b) of the Code. Subject to
Section 162 (m) of the Code, the Participant's employer is general allowed an income tax deduction, equal to the amount recognized as ordinary income by the Participant, at the time such amount is taxed.

      Compliance with Section 162 (m). The 1996 Plan should allow certain ISOs,
      -------------------------------
Non-ISOs, stock appreciation rights and Performance-Based Awards granted under the 1996 Plan to be treated as qualified performance-based compensation under
Section 162 (m) of the Code. The Committee may, however, from time to time award compensation that is not deductible under Section 162 (m) of the Code.

SHAREHOLDER APPROVAL
- - --------------------
      Approval of the 1996 Plan requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of the Company's Capital Stock present, or represented by proxy, and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS HAS APPROVED THE 1996 PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1996 PLAN. THE PERSONS NAMED IN THE ENCLOSED PROXY ACCORDINGLY INTEND TO VOTE AT THE ANNUAL MEETING FOR THE APPROVAL OF THE 1996 PLAN UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER APPOINTING THEM.

ITEM  4 - APPROVAL OF DEFERRED COMPENSATION PLAN FOR EXECUTIVES

      At the Annual Meeting, shareholders will be asked to consider, and if deemed advisable, to approve adoption of the Company's Amended and Restated Deferred Compensation Plan for Executives (the "Deferred Compensation Plan"). Executives of the Company who are designated by the Company will be eligible to participate in the Deferred Compensation Plan.

SUMMARY OF THE DEFERRED COMPENSATION PLAN
- - -----------------------------------------

      Under the Deferred Compensation Plan, each eligible employee shall deliver a Salary Deferral Election to the Company in order for salary deferrals to become effective. Eligible employees will be permitted to defer up to a maximum of either five or ten percent of their base salary, in each case as determined by the Company.

      The Company shall establish for each participant a separate bookkeeping account and credit to the account an amount designated in the participant's Salary Deferral Election for each year. Such amounts shall not be made available to the participant, except as described below, and shall reduce the participant's compensation. Amounts credited to participants shall be subject to the rights of the general creditors of the Company.

      Participants shall cease to contribute after they cease to be employed by the Company. The Salary Deferral Election and any changes thereto must be submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which the Deferred Compensation Plan is first adopted or an employee is first eligible to participate, Salary Deferral Elections may be filed within thirty days of the date on which an employee is first eligible to participate with respect to compensation earned during the remainder of the calendar year.

      A participant who is subject to Section 16 of the Exchange Act may file a Salary Deferral Election in the form of an irrevocable election to participate in the Deferred Compensation Plan, which election will take effect six months after it is filed.

      The Company shall also credit to the account of each participant a matching contribution in an amount equal to one hundred percent of the salary deferrals contributed by the participant up to the maximum permitted deferral.

      Twenty percent of the matching contributions for a participant shall be made in the form of rights to Common Stock of the Company representing the number of shares (including fractional shares) of Common Stock that the matching contribution could purchase based upon the value of the Common Stock either at the end of the month immediately preceding the month in which the matching contribution is made or as of the date the participant's deferral is actually invested by the plan administrator in the participant designated investment fund(s). Rights to Common Stock may not be granted in any year in an amount in excess of 1% of the total number of shares of Common Stock outstanding on the preceding December 31.

      Dividends declared on Common Stock shall be credited to the account of each participant based on the dividends that would have been paid if the Common Stock rights credited to the participant consisted instead of issued and outstanding Common Stock.

      When a participant or a participant's beneficiary is entitled to a distribution with respect to his or her rights to Common Stock, the Company shall issue to the participant or beneficiary the number of shares of Common Stock equal to the number of full shares then credited in such participant's account. The Company shall pay the credited dividend amounts and any fractional shares in cash.

      The Company reserves the right to make discretionary contributions to participants' accounts in such amounts and in such manner as may be determined by the Company.

      A participant's deferred salary and earnings thereon are immediately vested. Company matching contributions or discretionary contributions vest at the rate of 20% per year as long as the participant remains an employee of the Company. A participant who attains the age of 65 or whose employment terminates due to death or disability shall be fully vested in all amounts in such participant's account. A participant whose employment terminates for other reasons shall forfeit unvested amounts.

      A participant may direct the investment of amounts in the account (other than rights to Common Stock) among investment funds which will be made available.

      Distributions from the Deferred Compensation Plan shall commence in the January following termination of the participant's employment. Benefits, including shares of Common Stock, will be paid in ten annual installments unless the Company determines to pay the benefits in a lump sum.

SHAREHOLDER APPROVAL
- - --------------------

Approval of the Deferred Compensation Plan requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of the Company's Capital Stock present, or represented by proxy, and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS HAS APPROVED THE DEFERRED COMPENSATION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE DEFERRED COMPENSATION PLAN. THE PERSONS NAMED IN THE ENCLOSED PROXY ACCORDINGLY INTEND TO VOTE AT THE ANNUAL MEETING FOR THE APPROVAL OF THE DEFERRED COMPENSATION PLAN UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER APPOINTING THEM.

                             EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers") during fiscal 1996, 1995, and 1994 (each fiscal year ending January 31) for services rendered in all capacities to the Company and its subsidiaries.

                         SUMMARY COMPENSATION TABLE (1)

                                              Long-Term Compensation
                                              ----------------------
                          Annual Compensation         Awards
                          --------------------------------------------

                                                      Restricted  Securities
                                                         Stock    Underlying    All Other
     Name and                     Salary                Award(s)    Options   Compensation
Principal Position        Year      ($)    Bonus ($)    ($) (2)       (#)        ($)
- - -------------------------------------------------------------------------------------------
Gedalio Grinberg         1996    650,000    150,000   11,775.76         0    217,746(3)
  Chairman and           1995    550,000    100,000          0          0    109,264
  Chief Executive        1994    500,000    135,000          0          0     54,814
  Officer

Efraim Grinberg          1996    400,000    125,000      8,000          0     38,924(4)
  President              1995    310,000     75,000          0          0      6,924
                         1994    285,000    100,000          0     40,000        899

Kenneth J. Adams         1996    136,539     40,000      57.69          0      1,155(5)
  Senior Vice            1995    107,500     36,813          0          0        924
  President and          1994     90,000          0          0      7,500        579
  Chief Financial
  Officer

John Pistner             1996    300,000    200,000      2,750          0     17,364(6)
  Senior Vice            1995    275,000    135,000          0          0     11,804
  President-Sales        1994    250,000    106,000          0     20,000     11,779


Timothy F. Michno        1996    150,000     12,500        390          0      2,454(7)
  Secretary and          1995    143,962     10,000          0          0        427
  General Counsel        1994    130,069     25,000          0      7,500          9

(1) The columns designated by the Commission for the reporting of Other Annual Compensation and Long Term Incentive Plan Payouts have been omitted as no such compensation of a type required to be reported under such columns was awarded to, earned by or paid to any of the named executive officers during the period covered by the table.

(2) At January 31, 1996 the aggregate number of share units of restricted stock held by each of the named executive officers and the aggregate value thereof (based on the closing price of the Company's Common Stock as of January 31, 1996) were as follows. All of the share units vest 20% at the end of each calendar year beginning in the calendar year in which awarded. All of the following share unit amounts were awarded in calendar year 1995 except as otherwise indicated: Mr. G. Grinberg: 707.28 share units (26.3 of which were awarded in January 1996), $ 13,173.09; Mr. E. Grinberg: 490.37 share units (50.55 of which were awarded in January, 1996), $ 9,133.14 ; Mr. Adams: 3.04 share units (all awarded in January, 1996), $ 57.62; Mr.
     Pistner: 176.93 share units, $3295.32; and Mr. Michno: 22.87 share units, $425.95.

(3) Includes $89,719 in total annual premiums paid in respect of certain life insurance policies, and one travel accident policy purchased for Mr. G. Grinberg by the Company. Under his arrangement with the Company, Mr. G. Grinberg is entitled to the cash surrender value under these life insurance policies and his beneficiary is entitled to the applicable death benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under those policies. Also includes a $924 matching contribution made by the Company in respect of fiscal 1996 for the account of Mr. G. Grinberg pursuant to the Company's Employee Savings and Investment Plan ("401(k) Plan"). Also includes a matching cash contribution of $ 49,103 made by the Company for fiscal 1996 to Mr. G. Grinberg's account pursuant to the Company's Deferred Compensation Plan for Executives ("Deferred Compensation Plan"). Also includes $78,000 accrued by the Company in respect of a Death and Disability Benefit Plan agreement with Mr. G. Grinberg. See "Contract with Chief Executive Officer" below.

(4) Includes a matching contribution of $924 made by the Company for fiscal 1996 to Mr. E. Grinberg's account pursuant to the Company's 401(k) Plan and a matching contribution of $ 32,000 for fiscal 1996 to his account under the Deferred Compensation Plan. Also includes $6,000 in premiums paid in respect of one term life policy purchased for Mr. E. Grinberg by the Company.

(5) Includes a matching contribution of $924 made by the Company for fiscal 1996 to Mr. Adams' account pursuant to the Company's 401(k) Plan and a matching contribution of $ 231 for fiscal 1996 to his account under the Deferred Compensation Plan.

(6) Includes a matching contribution of $924 made by the Company for fiscal 1996 to Mr. Pistner's account pursuant to the Company's 401(k) Plan and a matching contribution of $ 11,000 for fiscal 1996 to his account under the Deferred Compensation Plan. Also includes $5,440 in premiums paid in respect of one universal life policy purchased for Mr. Pistner by the Company. Under his arrangement with the Company, Mr. Pistner is entitled to the cash surrender value under the policy and his beneficiary is entitled to the applicable death benefit without, in either event, reimbursement to the Company of any premiums paid by the Company

(7) Includes a matching contribution of $894 made by the Company for fiscal 1996 to Mr. Michno's account pursuant to the Company's 401(k) Plan and a matching contribution of $ 1,560 for fiscal 1996 to his account under the Deferred Compensation Plan.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                   Number of
                                                  Securities
                                                  Underlying
                                                  Unexercised      Value of
                                                  Options at      Unexercised
                     Shares                         Fiscal       In-the-Money
                   Acquired on       Value         Year-End         Options
      Name        Exercise (#)    Realized ($)   Exercisable/      at Fiscal
                                                 Unexercisable   Year-End ($)
                                                                    Exercisable/
                                                                   Unexercisable

G. Grinberg......... 0              0               0               0

E. Grinberg......... 0              0         16,000/24,000  74,000/111,000

K. Adams...........  0              0          3,000/4,500   13,875/20,812.50

J. Pistner.........8,000          42,000        0 /12,000       0/55,500

T. Michno..........3,000          15,750         0/4,500       0/20,812.50

No additional options were granted to any of the named executive officers in fiscal 1996.

CONTRACT WITH CHIEF EXECUTIVE OFFICER

      Under a Death and Disability Benefit Plan Agreement with Mr. G. Grinberg dated September 23, 1994, in the event of Mr. Grinberg's death or disability while employed by the Company, the Company will pay to his spouse, if she is then living, an annual benefit equal to $300,000 (increased each year beginning October 1, 1995 by an amount equal to two percent of the benefit that would have been payable in the prior year). Benefits are payable for the lesser of 10 years or the life of Mr. Grinberg's spouse, and are payable only from the general assets of the Company. Neither Mr. Grinberg nor his spouse may assign the Agreement or any of the benefits payable thereunder and none of the benefits are payable to the estates or any of the heirs of Mr. Grinberg or his spouse.

      The Agreement provides that it automatically terminates in the event of the termination of Mr. Grinberg's employment with the Company for any reason other than his death or disability and further provides that it is not to be considered a contract of employment. For purposes of the Agreement "disability" mean the inability of Mr. Grinberg to perform the duties pertaining to his job because of accident, sickness or other illness as determined by a majority of disinterested directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation Committee was at all times during fiscal year 1996 comprised entirely of directors who at no time were executive officers or employees of the Company. The Compensation Committee for fiscal year 1996 consisted of Margaret Hayes Adame, Donald Oresman,, and Leonard L. Silverstein. Mr. Silverstein is a partner at the law firm of Silverstein & Mullens, which firm rendered legal services to the Company during fiscal 1996.

                          COMPENSATION COMMITTEE REPORT

GENERAL

      The Compensation Committee of the Board of Directors (the "Committee") is composed of the three non-employee members of the Board and was established in September 1993 in anticipation of the Company's public offering which took place the following month. The Committee is responsible for reviewing and approving the Company's compensation policies affecting senior management, reviewing significant employee benefit programs and reviewing and administering the Company's 1993 Employee Stock Option Plan.

COMPENSATION POLICIES AND COMPONENTS OF COMPENSATION

      The compensation policies, which the Company has established, and which applied in fiscal 1996, are designed to attract, retain, motivate and appropriately reward an exceptional group of highly qualified individuals who are expected to contribute to the Company's continued success. There are three primary components of executive compensation: salary, cash bonuses and stock options. The Committee reviews each component of executive compensation on an annual basis.

      Base salary levels for members of the Company's senior management team are reviewed by the Committee in light of the Committee's assessment of the responsibilities relative to the position under consideration as well as each individual's background, training and experience. Annual increases in base salary levels, if warranted, are reviewed with reference to the executive officer's performance and the performance of the Company as a whole. Executive performance is evaluated by the Committee by reference to certain factors, particularly the extent to which specific individual and departmental goals and objectives are met. Corporate performance is measured by the Committee by reference to the Company's financial results generally as well as its achievement of specific strategic goals.

      Cash bonuses, the second key component of executive compensation, are intended to incentives senior management in the short term to achieve certain operating results which are generally determined at the beginning of the fiscal year and, typically, tied to net income results. By thus placing a significant percentage of each executive officer's compensation at risk, this approach creates a direct incentive for executive officers to achieve desired performance goals. Certain mid-level managers are also eligible to receive bonuses which, just as for senior management, are used as an additional, incentive-based element of compensation dependent on corporate performance and individual merit.

      Equity participation is the third key element of the Company's executive compensation program. Stock options granted to date under the Company's 1993 Employee Stock Option Plan (the "Option Plan") have been awarded on the basis of the position held by the grantee, contributions already made by the person meriting recognition and, more importantly, the Company's expectations of the contribution the person will make over the long term to the Company's growth. All options granted under the Option Plan have an exercise price equal to the market value of the stock on the date of grant, and vest cumulatively in five annual installments of 20% and expire ten years from the date of grant. Option grants thus are designed to retain executive officers and key employees and to enhance shareholder value by aligning the financial interests of each grantee with the interests of the Company's shareholders over the long term.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL 1996

The compensation paid to the Company's Chief Executive Office ("CEO") in fiscal 1996 consisted primarily of salary and bonus.

The CEO's salary for fiscal 1996 was approved by the Committee on the basis of its evaluation of the CEO's performance for the year and the overall performance of the Company both financially and operationally. The primary performance measures used by the Committee in making its determination were the achievement of certain strategic objectives by the Company under the leadership of the CEO, continued growth in net sales and increases in operating income and gross margins.

The bonus paid to the CEO for fiscal 1996 was approved by the Committee based, in part, upon its assessment of the CEO's individual performance, particularly in continuing to develop and implement strategies designed to expand and strengthen the Company's brand portfolio. The Committee believes that a substantial portion of the CEO's bonus should be tied to the performance of the Company. Therefore, the CEO's bonus for fiscal 1996 was approved primarily on the basis of the Company's attainment of certain performance targets, specifically the achievement of earnings per share and net sales results, that were determined by the Committee at the beginning of the fiscal year.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

      Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the CEO and the four other most highly compensated executive officers of the Company. No policy determination by the Compensation Committee regarding this matter has yet been made.

                                          COMPENSATION COMMITTEE

                                          Margaret Hayes Adame
                                          Donald Oresman
                                          Leonard L. Silverstein

                                PERFORMANCE GRAPH

      The performance graph set forth below compares the cumulative total shareholder return of the Company's Common Stock since the date of the Company's public offering (i.e., September 30, 1993), through the fiscal year ended January 31, 1996 with that of the Broad Market (CRSP Total Return Index for the NASDAQ Stock Market) and a peer group index comprised of the following five companies: Forschner Group Inc., Fossil Inc., Jan Bell Marketing Inc., Jostens Inc. and Tiffany & Co. The returns of each company in the peer group index have been weighted according to the respective issuer's stock market capitalization. The graph assumes an initial investment of $100 on September 30, 1993, and the reinvestment of dividends (where applicable).

                      FISCAL 1996 COMPARATIVE TOTAL RETURNS
                               MOVADO GROUP, INC.
                      STOCK MARKET AND INDUSTRY PEER GROUP
              (PERFORMANCE RESULTS FROM 9/30/93 THROUGH 1/31/96)

$150
                                              141.7
$140
                                              134.7
$130

$120
                                              118.4
$110

$100

$90

$80
                1/31/94       01/31/95       01/31/96

                                        Legend

Symbol    CRSP Total Returns Index for:         09/30/93  01/31/94  01/31/95  01/31/96
- - ------    -----------------------------         --------  --------  --------  --------
          MOVADO GROUP, INC.                    100.0       99.1      104.2     134.7
          Nasdaq Stock Market (US Companies)    100.0      105.1      100.2     141.7
          Self-Determined Peer Group            100.0       92.2       90.6     118.4


Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 09/30/93.

                        DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Shareholders' proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company no later than March 1, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

      The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not theretofore revoked in accordance with their best judgment.

      Upon the written request of any record holder or beneficial owner of Common Stock or Class A Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended January 31, 1996, as filed with the Securities and Exchange Commission. Requests should be directed to Howard Regenbogen, Treasurer, Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Timothy F. Michno
                                          Secretary and General Counsel

Lyndhurst, New Jersey
May 20, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

           PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               MOVADO GROUP, INC.
            The undersigned hereby appoints Timothy F. Michno and Howard Regenbogen proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Movado Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held June 14, 1996 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
- - --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN           PLEASE MARK
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.   YOUR VOTES AS  [X]
IF NO DIRECTION IS MADE, THIS PROXY                          INDICATED IN
WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4.                     THIS EXAMPLE







                                    NOMINEES: GEDALIO GRINBERG, EFRAIM GRINBERG, MARGARET HAYES ADAME, MICHAEL
                                              BUSH, DONALD ORESMAN AND LEONARD L. SILVERSTEIN
1. ELECTION OF DIRECTORS

    FOR ALL NOMINEES           WITHHOLD
   LISTED TO THE RIGHT        AUTHORITY
  (EXCEPT AS MARKED      TO VOTE FOR ALL NOMINEES           INSTRUCTION: (TO WITHHOLD AUTHORITY
   TO THE CONTRARY)        LISTED TO THE RIGHT            TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                                                           WRITE THAT NOMINEE'S NAME IN THE SPACE
                                                                     PROVIDED BELOW.)
      [ ]                        [ ]
                                                         -------------------------------------------

2.  RATIFICATION OF PRICE          3.  PROPOSAL TO APPROVE THE        4.  PROPOSAL TO APPROVE THE
WATERHOUSE AS THE INDEPENDENT      1996 STOCK INCENTIVE PLAN WHICH        CORPORATION'S DEFERRED
CERTIFIED PUBLIC ACCOUNTANTS       AMENDS THE CORPORATION'S 1993          COMPENSATION PLAN FOR
OF THE CORPORATION.                EMPLOYEE STOCK OPTION PLAN.            EXECUTIVES


   FOR        AGAINST    ABSTAIN      FOR   AGAINST   ABSTAIN        FOR     AGAINST    ABSTAIN
  [ ]           [ ]       [ ]         [ ]     [ ]      [ ]           [ ]       [ ]        [ ]

                                PLEASE SIGN EXACTLY AS NAME APPEARS
                                 HEREON. WHEN SHARES ARE HELD BY
                                 JOINT TENANTS, BOTH SHOULD SIGN.
                                 WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                 ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
                                 PLEASE  GIVE FULL TITLE AS SUCH. IF A
                                 CORPORATION, PLEASE SIGN IN FULL
                                 CORPORATE NAME BY PRESIDENT OR OTHER
                                 AUTHORIZED OFFICER.  IF A PARTNERSHIP,
                                 PLEASE SIGN IN PARTNERSHIP NAME BY
                                 AUTHORIZED PERSON.

                                 DATE:_________________________________, 1996


                                 --------------------------------------------
                                              (SIGNATURE)

                                 -------------------------------------------
                                       (SIGNATURE IF HELD JOINTLY)
                                 PLEASE SIGN, DATE, AND RETURN THE
                                 PROXY CARD PROMPTLY USING THE ENCLOSED
                                 ENVELOPE

- - --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
